Exhibit 10.51
AMENDMENT NO. 1 TO THE
APPLIED MATERIALS, INC.
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
     APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. 2005 Executive Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005, and having amended and restated the Plan effective as of July 11, 2007, hereby amends the restated Plan, effective as of August 26, 2008, as follows:
     1. Section 1.8 is amended in its entirety to read as follows:
     1.8 “Compensation” means an Eligible Employee’s Base Salary, Eligible Bonus and/or Sign-On Bonus. An Eligible Employee’s Compensation does not include any other type of remuneration.
     2. Section 1.24 is hereby renumbered as Section 1.24A and a new Section 1.24B is added immediately thereafter to read as follows:
     1.24B “Sign-On Bonus” means a cash-based bonus award (if any) that is payable to an Eligible Employee pursuant to the terms and conditions of the Employer’s offer of employment, to induce him or her to become an employee of the Employer, or any similar item of compensation, which the Committee designates as a “Sign-On Bonus” for purposes of the Plan.
     3. Section 2.1.2(a) is amended by adding the following subsection (iv) immediately after subsection (iii) thereof to read as follows:
          (iv) On or After August 26, 2008. Notwithstanding the foregoing provisions of this Section 2.1.2, each individual who first becomes an Eligible Employee during a Plan Year due to his or her hire by an Employer (a “Newly-Hired Eligible Employee”) will be eligible to participate in the Plan effective as of the date of such hire (“Hire Date”). A Newly-Hired Eligible Employee may elect to become a Participant in the Plan by electing, within thirty (30) days of his or her Hire Date, to make Compensation Deferrals under the Plan. However, no such election may be made if the Newly-Hired Eligible Employee was previously eligible to participate in another plan that is required to be aggregated with this Plan under section 409A of the Code.

     4. Section 2.1.2(b) is amended in its entirety to read as follows:
          (b) Effect of Initial Elections.
          (i) Newly-Eligible Employees. A Newly-Eligible Employee’s election under Section 2.1.2(a)(ii) to make Compensation Deferrals will be effective only with respect to Base Salary that is payable to the Employee for services performed beginning with the first payroll period immediately following his or her timely filing of the election and only for the remainder of the Plan Year with respect to which the election is made.
          (ii) Newly-Hired Eligible Employees. A Newly-Hired Eligible Employee’s election under Section 2.1.2(a)(iv) to make Compensation Deferrals will be effective only with respect to (A) Base Salary that is payable to the Employee for services performed beginning with the first payroll period immediately following his or her timely filing of the election and only for the remainder of the Plan Year with respect to which the election is made; and/or (B) any Sign-On Bonus that is payable to the Employee for services performed after the filing of such election. Notwithstanding the foregoing, if any such compensation is earned based upon a specified performance period and the election is made after the beginning of the performance period, the election will apply only to the compensation that is paid for services performed after the election. For this purpose, an election will be deemed to apply to compensation that is paid for services performed after the election if the election applies to no more than an amount equal to the total amount of the compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.
Any Compensation Deferral elections for subsequent Plan Years must be made pursuant to Section 2.1.3.
     5. Section 3.1(b) is amended by adding the following sentence immediately after the first sentence thereof:
In addition, a Newly-Hired Eligible Employee (as defined in Section 2.1.2(a)(iv)) may elect to make a Sign-On Bonus deferral in an amount equal to any whole percentage of his or her eligible Sign-On Bonus (if any); provided, however, that the percentage elected by the Employee may not be less than five percent (5%) nor more than one hundred percent (100%).
     6. Section 4.1 is amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, and at the direction of the Committee, there also will be established and maintained on the books of the Company a separate Account (“Sign-On Bonus Account”) to which will be credited any Sign-On Bonus deferral made by the Participant pursuant to his or her election under Section 2.1 and deemed interest on such amount.

     IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the restated Plan effective as of the date specified above.

APPLIED MATERIALS, INC.

By	Ron Miller

Title: Corporate Vice President, Global Rewards

Date: August 26, 2008

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